                                                                   Exhibit 10.13


                             COVENANT NOT TO COMPETE

         This Covenant Not To Compete (the "Covenant") dated as of ___________, 1996 is made by and between The British Petroleum Company p.l.c., an English company with its registered office at Britannic House, 1 Finsbury Circus, London EC2M 7BA England ("BP"), acting for itself and jointly and severally for and on behalf of its Affiliates (as defined below) and Unifrax Holding Co., a Delaware company ("Buyer") with reference to the following facts:
         A. BP's wholly-owned indirect subsidiaries BP America Inc., a Delaware corporation, BP Exploration (Alaska) Inc., a Delaware corporation, and The Standard Oil Company, an Ohio corporation, on the one hand, and Buyer, on the other hand, have entered into a Stock Purchase Agreement as of the ___ day of ________, 1996 (the "Agreement"), with respect to the acquisition of The Unifrax Group (as defined in the Agreement) by Buyer.
         B. The Unifrax Group is engaged (i) in the manufacture and sale of ceramic fiber products in the United States, Canada and Mexico, and (ii) in the sale of certain ceramic fiber products outside of North America.
         C. Buyer and/or its Affiliates intend to carry on the business of The Unifrax Group.
         D. The goodwill of the business of The Unifrax Group would be adversely affected if BP or any of its Affiliates were to compete with Buyer or its Affiliates with respect to the activities conducted by The Unifrax Group.
         E. BP acknowledges that the execution and delivery of this Covenant is a material inducement and condition precedent to the consummation of Buyer's acquisition of The Unifrax Group.

         INTENDING TO BE LEGALLY BOUND, the parties agree as follows:

         1. CERTAIN DEFINITIONS. For purposes of this Covenant, the following terms shall have the meanings set forth below.
         "Affiliate" means, with respect to any Person, any other Person controlling, controlled by or under common control of such Person.
         "Person" means any corporation, partnership, joint venture, association, trust or other legal entity but excludes natural persons.
         "Ceramic Fibers Business" means any business which manufactures, produces or sells refractory ceramic fibers or any products made of refractory ceramic fibers.
         "Territory" means the world.
         2. NONCOMPETITION.
            (a) With respect to all business of The Unifrax Group, BP agrees that, for a period of five (5) years from the date hereof, BP and its Affiliates will not, within the Territory, either directly or indirectly through an Affiliate or otherwise, own, advise, consult, manage, operate, join, control, be associated with, or participate in the ownership, management, operation or control of, any business, whether in corporate, proprietorship or partnership form or otherwise, that competes with The Unifrax Group, including, without limitation, competition in the form of the manufacture or sale, or the grant of a technology license for the manufacture or sale, of refractory ceramic fiber products.
             (b) BP agrees that neither it nor any of its Affiliates shall,, directly or indirectly, either for itself or for any Person, for a period of two
(2) years from the date hereof, induce, solicit, procure, or cause or attempt to induce, solicit, procure, or cause the hiring, employment or engagement of any employee of The Unifrax Group, exclusive of employees who are terminated by The Unifrax Group, without the prior written consent of Buyer.
             (c) Notwithstanding anything in this SECTION 2 above to the contrary:
                          (i) any member of the BP Group may consummate (by
merger, consolidation, stock purchase, asset acquisition or otherwise) an acquisition of the business or assets of a Person within which is conducted a Ceramic Fibers Business in competition with The Unifrax Group if the revenues of the competing activities of such acquired Person comprise less than 5% of the total revenues of such Person (the "Acquired Person") and may, subsequent to such acquisition, continue to manufacture and sell any products which the Acquired Person was manufacturing or selling prior to its acquisition.
                          (ii) BP and its Affiliates may continue to own and
operate any business (other than The Unifrax Group) they own or operate as of the date of this Covenant, including without limitation, the Avonmouth Aerospace Composites business of BP and may reacquire (for non-payment of amounts owed to Affiliates of BP) the former BP Chemicals (Hitco) Inc. business now known as Hitco Technologies Inc.
         3. PAYMENT. Buyer agrees to pay BP, on behalf of itself and such Affiliates, by direct authenticated transfer to BP's account with National City Bank, Cleveland, ABA routing number 041000124 for credit to the account of BP's subsidiary BP International Ltd., Account No. 2522435, the sum of [Ten Million Dollars] (U.S. $10,000,000) on the Closing Date under this Covenant. At BP's request, such payment will be made without any deduction or withholding for or on account of any tax. Such payment shall be part of the "Purchase Price" under
SECTION 2 of the Agreement in partial consideration for the acquisition of The Unifrax Group, with such payment to be allocated in accordance with ANNEX 1 attached to this Covenant.
         4. REPRESENTATIONS. BP has provided Buyer with a copy of its Form 1001 (attached as ANNEX 2) relating to this Covenant. BP represents that (a) it is fully eligible for the benefits of the "Other Income" provisions of Article 5 of the U.S.-U.K. Income Tax Convention (the "Treaty"), with respect to any payment described in SECTION 3 hereof and received or to be received by it in connection with this Covenant, and (b) no such payment is attributable to a trade or business carried on by it through a permanent establishment in the United States, as defined in Article 5 of the Treaty. BP agrees to defend, indemnify and hold the Buyer and its Affiliates harmless from all costs, penalties, expenses or withholding tax subsequently imposed as a result of the Buyer's payments to BP under this Covenant.
         5. SEVERABILITY; SEPARATE COVENANTS. This Covenant shall comply with and its obligations shall be performed in accordance with the laws, whether national or supranational, of all jurisdictions in which this Covenant is to be performed (including the United States). If any provision of this Covenant shall be invalid or unenforceable for any reason and to any extent, the remainder of this Covenant shall not be affected thereby, but shall be reformed and enforced to the greatest extent permitted by law.
         6. GOVERNING LAW. This Covenant shall be governed by and construed and enforced in accordance with the laws of the State of Ohio without regard to rules on choice of law.
         7. AMENDMENT. This Covenant may be modified or amended only by a written instrument duly executed by all parties hereto.
         8. WAIVER. No breach of any covenant, agreement, warranty or representation shall be deemed waived unless expressly waived in writing by the party who might assert such breach. No waiver of any right under this Covenant shall operate as a continuing waiver or as a waiver of any other right or of the same or a similar right on another occasion.
         9. ENTIRE AGREEMENT. This Covenant contains the entire understanding of the parties with respect to its subject matter, and supersedes all prior agreements and understandings relating to the subject matter hereof.
         10. HEADINGS. The headings of each section of this Covenant are for convenience of reference only and shall not limit, control or otherwise affect in any way the meaning of such selections.
         11. COUNTERPARTS. This Covenant may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original for all purposes, but all such counterparts shall together constitute but one and the same instrument.
         12. ASSIGNMENT. This Covenant shall enure to the benefit of, and be enforceable by, any "Buyer" (as defined in the Agreement), and shall be assignable to, and shall enure to the benefit of, any third party that acquires any business, operations, or assets from Buyer or any of its Affiliates that are acquired under the Agreement.
         13. DISPUTE RESOLUTION. All disputes, claims, questions, or disagreement arising out of or relating to this Covenant or the breach thereof shall be subject to Sections 14.F. and 22 of the Agreement.

         INTENDING TO BE LEGALLY BOUND, the parties to this Covenant have caused this Covenant to be executed by their respective authorized representatives as of the date first written above.

The Common Seal of
THE BRITISH PETROLEUM COMPANY p.l.c.
was hereto affixed in the presence of:

By: ____________________________________
      Title

BUYER

By: _____________________________________
      Title:

                                     ANNEX 1

                         Allocation Of Covenant Payment

                       PAYOR                       AMOUNT

                                      Total